AMERICAN SURGICAL ASSISTANTS, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

AMERICAN SURGICAL ASSISTANTS, INC.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003

PAGE	3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

PAGES	6 - 10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

American Surgical Assistants, Inc.

We have audited the accompanying balance sheets of American Surgical Assistants, Inc. as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of American Surgical Assistants, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

WEBB & COMPANY, P.A.

Boynton Beach, Florida

August 24, 2005

AMERICAN SURGICAL ASSISTANTS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
CURRENT ASSETS
Cash	$46,344	$35,008
Accounts receivable, net	707,487	705,054
Prepaid expenses	44,530	5,510
Total Current Assets	798,361	745,572

PROPERTY AND EQUIPMENT, NET	50,059	46,810

OTHER ASSETS
Deposits	38,250	36,250

TOTAL ASSETS	$886,670	$828,632

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$69,816	$42,444
Loan payable	30,000	-
Due to related party	-	247,500
Accrued income tax	259,990	155,604

TOTAL CURRENT LIABILITIES	359,806	466,548

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 1,000 shares authorized, 900 and 900 shares issued and outstanding, respectively	9	9
Additional paid-in capital	30,229	30,229
Retained earnings	496,626	331,846
Total Stockholders’ Equity	526,864	362,084

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$886,670	$828,632

See accompanying notes to financial statements.

AMERICAN SURGICAL ASSISTANTS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

REVENUE, NET	$3,097,819	$2,242,293

OPERATING EXPENSES
General and administrative	587,367	313,327
Salaries	1,139,213	808,139
Contract fees	1,041,324	761,903
Rent	71,952	103,740
Total Operating Expenses	2,839,856	1,987,109

NET INCOME FROM OPERATIONS	257,963	255,184

OTHER INCOME
Gain on disposal of property and equipment	-	600
Interest income	638	138
Total Other Income	638	738

INCOME FROM OPERATIONS	258,601	255,922

Provision for Income Taxes	93,821	90,974

NET INCOME	$164,780	$164,948

Net income per share - basic and diluted	$183.09	$183.28

Weighted average number of shares outstanding during the period - basic and diluted	900	900

See accompanying notes to financial statements.

AMERICAN SURGICAL ASSISTANTS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED TO DECEMBER 31, 2004 AND 2003

	Common Stock		Additional Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2002	900	$9	$30,229	$166,898	$197,136

Net income, 2003	-	-	-	164,948	164,948

Balance, December 31, 2003	900	9	30,229	331,846	362,084

Net income, 2004	-	-	-	164,780	164,780

BALANCE, DECEMBER 31, 2004	900	$9	$30,229	$496,626	$526,864

See accompanying notes to financial statements.

AMERICAN SURGICAL ASSISTANTS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$164,780	$164,948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,369	7,996
Gain on disposal of property and equipment	-	(600)
Provision for uncollectible accounts	66,178	700
Changes in operating assets and liabilities:
Increase in accounts receivable	(68,611)	(203,002)
Increase in prepaid expenses	(39,020)	(1,749)
Increase in accounts payable and accrued expenses	27,372	11,989
Increase in accrued taxes	83,386	88,125
Increase in accounts payable - related party	(217,500)	25,500
Net Cash Used In Operating Activities	29,954	93,907

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits	(2,000)	(36,250)
Purchase of property and equipment	(16,618)	(40,487)
Net Cash Used In Investing Activities	(18,618)	(76,737)

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	11,336	17,170

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,008	17,838

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46,344	$35,008

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes	$5,286	$2,849

See accompanying notes to financial statements.

AMERICAN SURGICAL ASSISTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

American Surgical Assistants, Inc. (the “Company”) was organized under the laws of the State of Texas on April 4, 2001 as a Texas limited partnership. On June 27, 2002, the Company converted to a Texas corporation. The Company provides surgical assistants to hospitals in the Houston, Texas area.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(D) Income Per Share

Basic and diluted net income per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of December 31, 2004 and 2003, there were no common share equivalents outstanding.

(E) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable approximate fair value due to the relatively short period to maturity for this instrument.

AMERICAN SURGICAL ASSISTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

(F) Revenue Recognition

The Company recognizes revenue at the time the services are provided based on the contract amount or the estimated insurance reimbursement at the time of service.

(G) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Impairment of Long-Lived Assets

The Company has adopted SFAS No. 144, which requires that long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets annually. SFAS No. 144 also requires that assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

(J) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”“ SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2	ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2004 and 2003 consisted of the following:

AMERICAN SURGICAL ASSISTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

	2004	2003

Trade and other receivables	$1,234,718	$1,166,107
Less: allowance for doubtful accounts	527,231	461,053

Accounts receivable, net	$707,487	$705,054

For the years ended December 31, 2004 and 2003, the Company recorded an allowance for doubtful accounts of $66,178 and $700, respectively.

NOTE 3	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003

Office furniture	$14,844	$11,502
Office equipment	55,498	44,491
Medical equipment	2,258	2,258
Leasehold improvements	2,269	-
Less accumulated depreciation	(24,810)	(11,441)

	$50,059	$46,810

Depreciation expense for the years ended December 31, 2004 and 2003 was $13,369 and $7,996, respectively.

NOTE 4	LOAN PAYABLE

During 2004, the Company received a loan of $30,000 from an individual. The loan is unsecured, interest free and due on demand.

NOTE 5	COMMITMENTS AND CONTINGENCIES

(A) Employment Agreement

During 2001, the Company entered into a service agreement with its President for a period of three years. The agreement renews annually unless cancelled by either party with sixty days written notice. The agreement calls for the President to receive annual compensation of $260,000 per year, an automobile allowance, health insurance, disability insurance of $10,000 per month for a period of five years following any disability that lasts more than

AMERICAN SURGICAL ASSISTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

ninety days, an expense account of $10,000 per month and a severance equal to $3,000,000, and an option to purchase 5% of any shares issued by the Company during the term of the contract at a discount price equal to 25% of the closing price on the date issued by the Company. As of December 31, 2004 and 2003, the Company owes $0 and $95,000 respectively under the agreement (See Note 8).

During 2002, the Company entered into a service agreement with its Vice President for a period of three years. The agreement renews annually unless cancelled by either party with sixty days written notice. The agreement calls for the Vice President to receive annual compensation of $260,000 per year, an automobile allowance, health insurance, disability insurance of $10,000 per month for a period of five years following any disability that lasts more than ninety days, an expense account of $10,000 per month and a contract termination payment equal to $3,000,000 and an option to purchase 5% of any shares issued by the Company during the term of the contract at a discount price equal to 25% of the closing price on the date issued by the Company. As of December 31, 2004 and 2003, the Company owes $0 and $95,000 respectively under the agreement (See Note 8).

(B) Operating Lease

During 2001, the Company entered into a sublease agreement with a company owned by its Chief Executive Officer for a term of seven years ending in February 2008. The agreement calls for monthly lease payments of $5,570 through March 2005 and then annual increases through February 2008.

Future minimum lease payments consist of the following:

2005	$79,845
2006	90,180
2007	90,180
2008	15,030

Total	$275,235

NOTE 6	INCOME TAXES

Income tax expense (benefit) for the periods ended December 31, 2004 and 2003 is summarized as follows:

	2004	2003
Current:
Federal	$6,722	$5,286
Deferred – Federal	87,099	85,688

AMERICAN SURGICAL ASSISTANTS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

Income tax expense (benefit)	$93,821	$90,974

The Company’s tax expense differs from the “expected” tax expense for the periods ended December 31, 2004 and 2003 as follows:

	2004	2003

U.S. Federal income tax expense (benefit)	$93,821	$90,974
State income tax expense (benefit)	-	-

	$93,821	$90,974

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

	2004	2003
Deferred tax liabilities:
Current difference in tax basis of assets and liabilities	$258,417	$171,318

Total Deferred Tax Liabilities	$258,417	$171,318

NOTE 7	RELATED PARTY TRANSACTIONS

During 2004 and 2003, the Company paid rent expense to a corporation owned by an officer under a sublease agreement of $36,000 and $30,000, respectively. As of December 31, 2003, the Company owed accrued rent of $39,500.

NOTE 8	SUBSEQUENT EVENT

During July 2005, the Company renewed its employment agreement with its President for a term of five years expiring on July 1, 2010 under the same terms and conditions as the original agreement.

During July 2005, the Company renewed its employment agreement with its Vice President for a term of five years expiring on July 1, 2010 under the same terms and conditions as the original agreement. .

During 2005, the Company received a working capital loan of $40,000 from a company related to its President. During 2005, the Company repaid $10,000 and a balance of $30,000 is outstanding as of August 24, 2005.